Exhibit 32

Certification by the Chief Financial Officer and Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. 1350, each of the undersigned officers of Sterling Construction Company, Inc., a Delaware corporation (the “Company”), does hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                 November 8, 2013            /s/ Peter E. MacKenna
Peter E. MacKenna
Chief Executive Officer

Dated:                 November 8, 2013            /s/ Thomas R. Wright
Thomas R. Wright
Chief Financial Officer